Sub-Item 77Q3: Other exhibits

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CUSTODIANS, THIS EXHIBIT PROVIDES ADDITIONAL INFORMATION FOR ITEMS 15A, 15B, 15C, 15D AND 15E.

FOR PERIOD ENDING 10/31/2010
FILE NUMBER 811-02151

     CUSTODIAN/SUB-CUSTODIAN                              filed for series  0.

15.A) Custodian/Sub-custodian: JPMorgan Chase Bank, N.A.
   B) Is this a Custodian or Sub-custodian? (C/S): C
   C) City: NEW YORK              State: NY Zip Code: 10005 Zip Ext.: 1918
   D) Foreign Country:                      Foreign Postal Code:

   E) Mark ONE of the following with an 'X':

                                 TYPE OF CUSTODY

                Member Nat'l                 Foreign     Insurance Co.
     Bank       Sec. Exchg.       Self      Custodian      Sponsor
 Sec.17(f)(1)    Rule 17f-1    Rule 17f-2   Rule 17f-5    Rule 26a-2    Other
 ------------   ------------   ----------   ----------   -------------  -----

      X